UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2012

Bluegreen Corporation

(Exact name of registrant as specified in its charter)

Massachusetts	001-09292	03-0300793

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4960 Conference Way North, Suite 100 Boca Raton, Florida	33431

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 912-8000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Annual Meeting of Shareholders (the “Annual Meeting”) of Bluegreen Corporation (the “Company”) held on December 13, 2012, the Company’s shareholders approved the Company’s 2011 Long Term Incentive Plan (the “Plan”) by the following vote:

Votes For	Votes Against	Abstentions	Broker Non- Votes
20,166,060	4,507,612	26,909	5,443,337

Detailed information regarding the Plan and related information required pursuant to applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) is set forth on pages 21 through 24 of the Company’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on November 19, 2012 (the “Proxy Statement”), the full text of the Plan is attached as Appendix A to the Proxy Statement, and each of such information and the full text of the Plan is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The information set forth in Item 5.02 above regarding shareholder approval of the Plan is incorporated into this Item 5.07 by reference. At the Annual Meeting, the Company’s shareholders also approved the election of eight directors to the Company’s Board of Directors, in each case to serve for a term expiring at the Company’s 2013 Annual Meeting of Shareholders, and ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2012.

The eight director nominees were elected by the following votes:

Director	Votes For	Votes Withheld	Broker Non- Votes
Alan B. Levan	23,509,271	1,191,310	5,443,337
John E. Abdo	23,545,611	1,154,970	5,443,337
James R. Allmand, III	20,243,795	4,456,786	5,443,337
Norman H. Becker	20,248,243	4,452,338	5,443,337
Lawrence A. Cirillo	23,935,963	764,618	5,443,337
Mark A. Nerenhausen	23,961,439	739,142	5,443,337
Arnold Sevell	20,265,250	4,435,331	5,443,337
Orlando Sharpe	23,939,717	760,864	5,443,337

The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2012 was ratified by the following vote:

Votes For	Votes Withheld	Abstentions	Broker Non- Votes
29,492,968	629,830	21,120	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 18, 2012	BLUEGREEN CORPORATION

By:	/s/ Anthony M. Puleo
Anthony M. Puleo
Senior Vice President, Chief Financial Officer and Treasurer